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                                CRA MANAGED CARE, INC.
                                 List of Subsidiaries
                                                                    EXHIBIT 21.1



                        CRA Managed Care, Inc., of Washington
                     (formerly known as Alta Pacific Corporation)

                          Focus HealthCare Management, Inc.

                                      QMC3, Inc.

                               Prompt Associates, Inc.









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